Filed Pursuant to Rule 424(b)(2)
Registration No. 333-272447

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated February 28, 2025

PRICING SUPPLEMENT dated                , 2025

(To Product Supplement No. WF-1 dated September 5, 2023, Equity Index Underlying Supplement dated September 5, 2023, Prospectus Supplement dated September 5, 2023 and Prospectus dated September 5, 2023)

Canadian Imperial Bank of Commerce
Senior Global Medium-Term Notes
Market Linked Securities— Contingent Fixed Return and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Russell 2000® Index due October 5, 2027
☐	Linked to the lowest performing of the S&P 500® Index and the Russell 2000® Index
☐	Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a Maturity Payment Amount that may be greater than or less than the face amount of the securities, depending on the performance of the Lowest Performing Index from its Starting Level to its Ending Level. The Lowest Performing Index is the Index that has the Index Return. The Maturity Payment Amount will reflect the following terms:
☐ If the level of the Lowest Performing Index increases, remains unchanged or decreases but the decrease is not more than the Buffer Amount of 10%, you will receive the face amount plus a Contingent Fixed Return of at least 23.50% (to be determined on the Pricing Date) of the face amount
☐

If the level of the Lowest Performing Index decreases by more than the Buffer Amount, you will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the level of the Lowest Performing Index in excess of the Buffer Amount

☐	Investors may lose up to 90.00% of the face amount
☐	Any positive return on the securities at maturity will be limited to the Contingent Fixed Return, even if the Ending Level of the Lowest Performing Index significantly exceeds its Starting Level; you will not participate in any appreciation of any Index beyond the Contingent Fixed Return
☐

Your return on the securities will depend solely on the performance of the Index that is the Lowest Performing Index. You will not benefit in any way from the performance of the better performing Index. Therefore, you will be adversely affected if any Index performs poorly, even if the other Index performs favorably

☐	All payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce and you will have no ability to pursue any securities included in any Index for payment; if Canadian Imperial Bank of Commerce defaults on its obligations, you could lose all or some of your investment
☐	No periodic interest payments or dividends
☐	No exchange listing; designed to be held to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-7 herein and “Risk Factors” beginning on page S-1 of the accompanying underlying supplement, page S-1 of the prospectus supplement and page 1 of the prospectus.

The securities are unsecured obligations of Canadian Imperial Bank of Commerce and all payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce. The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other government agency or instrumentality of Canada, the United States or any other jurisdiction. The securities are not bail-inable debt securities (as defined on page 6 of the prospectus).

Neither the Securities and Exchange Commission(the “SEC”) nor any state or provincial securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Maximum Underwriting Discount (1) (2)	Minimum Proceeds to CIBC
Per Security	$1,000.00	Up to $25.75	At least $974.25
Total	$	$	$

(1)	The agent, Wells Fargo Securities, LLC (“Wells Fargo Securities”), will receive an underwriting discount of up to $25.75 per security. The agent may resell the securities to other securities dealers at the original offering price less a concession not in excess of $20.00 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, each an affiliate of Wells Fargo Securities). In addition to the selling concession allowed to WFA, the agent may pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. See “Terms of the Securities—Agent’s Underwriting Discount and Other Fees” in this pricing supplement and “Use of Proceeds and Hedging” in the underlying supplement for information regarding how we may hedge our obligations under the securities.
(2)

In respect of certain securities sold in this offering, the Issuer may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Our estimated value of the securities on the Pricing Date, based on our internal pricing models, is expected to be at least $931.70 per security. The estimated value is expected to be less than the original offering price of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Wells Fargo Securities

Market Linked Securities— Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Russell 2000® Index due October 5, 2027

Terms of the Securities

Issuer:	Canadian Imperial Bank of Commerce
Market Measure:	The lowest performing of the S&P 500® Index (Bloomberg ticker symbol “SPX”) (the “SPX”) and the Russell 2000® Index (Bloomberg ticker symbol “RTY”) (the “RTY”) (each an “Index” and collectively the “Indices”)
Original Offering Price:	$1,000 per security.
Face Amount:	The principal amount of $1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Pricing Date*:	March 31, 2025
Issue Date*:	April 3, 2025
Calculation Day*:	September 30, 2027, subject to postponement for non-Trading Days and the occurrence of a Market Disruption Event. See “—Market Disruption Events and Postponement Provisions” below.
Stated Maturity Date*:	October 5, 2027, subject to postponement. The securities are not subject to redemption at the option of CIBC or repayment at the option of any holder of the securities prior to maturity.
Maturity Payment Amount:

On the Stated Maturity Date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the Maturity Payment Amount. The “Maturity Payment Amount” per security will equal:

•  if the Ending Level of the Lowest Performing Index is greater than or equal to its Threshold Level:

$1,000 + Contingent Fixed Return; or

•  if the Ending Level of the Lowest Performing Index is less than its Threshold Level:

$1,000 + [$1,000 × (Index Return of the Lowest Performing Index + Buffer Amount)]

If the Ending Level of the Lowest Performing Index is less than its Threshold Level, you will have 1-to-1 downside exposure to the decrease in the level of the Lowest Performing Index in excess of the Buffer Amount and will lose some, and possibly up to 90%, of the face amount of your securities at maturity.

Contingent Fixed Return:	At least 23.50% of the face amount (at least $235.00 per security), to be determined on the Pricing Date. As a result of the Contingent Fixed Return, any positive return on the securities at maturity will be limited to at least 23.50% of the face amount.
Threshold Level:	With respect to each Index, 90.00% of its Starting Level.
Buffer Amount:	10.00%
Lowest Performing Index:	The Index with the lowest Index Return.
Index Return:	With respect to each Index, the percentage change from its Starting Level to its Ending Level, measured as follows: Ending Level – Starting Level Starting Level
Starting Level:	With respect to each Index, its Closing Level on the Pricing Date.
Ending Level:	With respect to each Index, its Closing Level on the Calculation Day.
Closing Level:	With respect to each Index, as defined under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.

PRS-2

Market Linked Securities— Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Russell 2000® Index due October 5, 2027

Market Disruption Events and Postponement Provisions:

The Calculation Day is subject to postponement due to non-Trading Days or the occurrence of a Market Disruption Event. In addition, the Stated Maturity Date will be postponed if the Calculation Day is postponed and will be adjusted for non-Business Days.

For more information regarding adjustments to the Calculation Day and the Stated Maturity Date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day— Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. In addition, for information regarding the circumstances that may result in a Market Disruption Event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	CIBC
Material U.S. Tax Consequences:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplement.
Agent’s Underwriting Discount and Other Fees:

Wells Fargo Securities. The agent will receive an underwriting discount of up to $25.75 per security. The agent may resell the securities to other securities dealers, including securities dealers acting as custodians, at the original offering price of the securities less a concession of not in excess of $20.00 per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. In addition, in respect of certain securities sold in this offering, the Issuer may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We expect to hedge our obligations through the agent, one of our or its affiliates and/or another unaffiliated counterparty, which expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Settlement:	Delivery of the securities will be made against payment therefor in New York, New York on or about the Issue Date specified above, which is expected to be more than one business day following the Pricing Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	13607XW94 / US13607XW946

*To the extent that we make any change to the expected Pricing Date or expected Issue Date, the Calculation Day and the Stated Maturity Date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-3

Market Linked Securities— Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Russell 2000® Index due October 5, 2027

About This Pricing Supplement

You should read this pricing supplement together with the prospectus dated September 5, 2023 (the “prospectus”), the prospectus supplement dated September 5, 2023 (the “prospectus supplement”), the Product Supplement No. WF-1 dated September 5, 2023 (the “product supplement”) and the Equity Index Underlying Supplement dated September 5, 2023 (the “underlying supplement”), relating to our Senior Global Medium-Term Notes, of which these securities are a part, for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, the underlying supplement, the prospectus supplement and the prospectus to the extent it is different from that information. The section entitled “General Terms of the Securities” in the product supplement shall supersede and replace the section entitled “Certain Terms of the Notes” in the underlying supplement. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, the underlying supplement, the prospectus supplement and the prospectus.

You should rely only on the information contained in or incorporated by reference in this pricing supplement, the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. This pricing supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this pricing supplement, the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, and in the documents referred to in these documents and which are made available to the public. We have not, and Wells Fargo Securities has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

We are not, and Wells Fargo Securities is not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this pricing supplement, the accompanying product supplement, underlying supplement, prospectus supplement or prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this pricing supplement, nor the accompanying product supplement, underlying supplement, prospectus supplement or prospectus constitutes an offer, or an invitation on our behalf or on behalf of Wells Fargo Securities, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The Bank may use this pricing supplement in the initial sale of the securities. In addition, Wells Fargo Securities or any of our respective affiliates may use this pricing supplement in market-making transactions in the securities after their initial sale. However, it is not obligated to do so and may discontinue making a market at any time without notice. Any use of this pricing supplement by Wells Fargo Securities in market-making transactions after the initial sale of the securities will be solely for the purpose of providing investors with the description of the terms of the securities that were made available to investors in connection with the initial distribution of the securities.

References to “CIBC,” “the Issuer,” “the Bank,” “we,” “us” and “our” in this pricing supplement are references to Canadian Imperial Bank of Commerce and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.

You may access the product supplement, the underlying supplement, the prospectus supplement and the prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product supplement dated September 5, 2023:

https://www.sec.gov/Archives/edgar/data/1045520/000110465923098182/tm2322483d93_424b5.htm

•	Underlying supplement dated September 5, 2023:

https://www.sec.gov/Archives/edgar/data/1045520/000110465923098170/tm2322483d89_424b5.htm

•	Prospectus supplement dated September 5, 2023:

https://www.sec.gov/Archives/edgar/data/1045520/000110465923098166/tm2322483d94_424b5.htm

•	Prospectus dated September 5, 2023:

https://www.sec.gov/Archives/edgar/data/1045520/000110465923098163/tm2325339d10_424b3.htm

PRS-4

Market Linked Securities— Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Russell 2000® Index due October 5, 2027

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

●	seek a Contingent Fixed Return at maturity of at least 23.50% (to be determined on the Pricing Date) of the face amount if the Ending Level of the Lowest Performing Index is greater than or equal to its Threshold Level;
●	understand that any positive return they will receive at maturity will be limited to the Contingent Fixed Return, regardless of the extent to which the Ending Level of the Lowest Performing Index exceeds its Starting Level;
●	desire to limit downside exposure to the Lowest Performing Index through the Buffer Amount;
●	are willing to accept the risk that, if the Ending Level of the Lowest Performing Index is less than its Starting Level by more than the Buffer Amount, they will lose some, and possibly up to 90%, of the face amount at maturity;
●	understand that the return on the securities will depend solely on the performance of the Lowest Performing Index and that they will not benefit in any way from the performance of the better performing Index;
●	understand that the securities are riskier than alternative investments linked to only one of the Indices or linked to a basket composed of the Indices;
●	understand and are willing to accept the downside risks of each Index;
●	are willing to forgo periodic interest payments on the securities and dividends on securities included in any Index; and
●	are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

●	seek a liquid investment or are unable or unwilling to hold the securities to maturity;
●	are unwilling to accept the risk that the Ending Level of the Lowest Performing Index may decrease from its Starting Level by more than the Buffer Amount;
●	seek full exposure to the upside performance of any or each Index;
●	seek full return at maturity of the face amount of the securities;
●	are unwilling to purchase securities with an estimated value as of the Pricing Date that is lower than the original offering price, and may be as low as the lower estimate set forth on the cover page;
●	seek current income;
●	seek exposure to a basket composed of the Indices or a similar investment in which the overall return is based on a blend of the performances of the Indices, rather than solely on the Lowest Performing Index;
●	are unwilling to accept the risk of exposure to any Index;
●	are unwilling to accept the credit risk of CIBC; or
●	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying underlying supplement for risks related to an investment in the securities.

PRS-5

Market Linked Securities— Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Russell 2000® Index due October 5, 2027

Determining Maturity Payment Amount

On the Stated Maturity Date, you will receive a cash payment per security (the Maturity Payment Amount) calculated as follows:

PRS-6

Market Linked Securities— Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Russell 2000® Index due October 5, 2027

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” beginning on page S-1 of the accompanying underlying supplement, page S-1 of the prospectus supplement and page 1 of the prospectus. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Structure Of The Securities

If The Ending Level Of The Lowest Performing Index Is Less Than Its Threshold Level, You Will Lose Some, And Possibly Up To 90%, Of The Face Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities on the Stated Maturity Date. The Maturity Payment Amount will depend on the direction of and percentage change in the Ending Level of the Lowest Performing Index relative to its Starting Level and the other terms of the securities. Because the level of an Index will be subject to market fluctuations, the Maturity Payment Amount may be more or less, and possibly significantly less, than the face amount of your securities.

If the Ending Level of the Lowest Performing Index is less than its Threshold Level, the Maturity Payment Amount will be less than the face amount and you will have 1-to-1 downside exposure to the decrease in the level of the Lowest Performing Index in excess of the Buffer Amount, resulting in a loss of 1% of the face amount for every 1% decrease in the level of the Lowest Performing Index in excess of the Buffer Amount. The Threshold Level of each Index is 90% of its Starting Level. As a result, if the Ending Level of the Lowest Performing Index is less than its Threshold Level, you will lose some, and possibly up to 90%, of the face amount at maturity. This is the case even if the level of the Lowest Performing Index is greater than or equal to its Starting Level or its Threshold Level at certain times during the term of the securities.

Your Return Will Be Limited To The Contingent Fixed Return And May Be Lower Than The Return On A Direct Investment In The Securities Included In Any Index.

The potential return on the securities is limited to the Contingent Fixed Return, regardless of how significantly the Ending Level of the Lowest Performing Index exceeds its Starting Level. The level of the Lowest Performing Index could increase by significantly more than the percentage represented by the Contingent Fixed Return, in which case an investment in the securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the Lowest Performing Index. In addition, you will not receive the value of dividends or other distributions paid with respect to securities included in any Index.

The Securities Are Subject To The Full Risks Of Each Index And Will Be Negatively Affected If Any Index Performs Poorly, Even If The Other Index Performs Favorably.

You are subject to the full risks of each Index. If any Index performs poorly, you will be negatively affected, even if the other Index performs favorably. The securities are not linked to a basket composed of the Indices, where the better performance of some Indices could offset the poor performance of others. Instead, you are subject to the full risks of the Lowest Performing Index. As a result, the securities are riskier than an alternative investment linked to only one of the Indices or linked to a basket composed of the Indices. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Index.

Your Return On The Securities Will Depend Solely On The Performance Of The Lowest Performing Index On The Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Index.

Your return on the securities will depend solely on the performance of the Lowest Performing Index. Although it is necessary for the Lowest Performing Index close at or above its Threshold Level on the Calculation Day in order for you to receive the Contingent Fixed Return, you will not benefit in any way from the performance of the better performing Index. The securities may underperform an alternative investment linked to a basket composed of the Indices, since in such case the performance of the better performing Index would be blended with the performance of the Lowest Performing Index, resulting in a better return than the return of the Lowest Performing Index alone.

PRS-7

Market Linked Securities— Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Russell 2000® Index due October 5, 2027

You Will Be Subject To Risks Resulting From The Relationship Between The Indices.

It is preferable from your perspective for the Indices to be correlated with each other so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Indices will not exhibit this relationship. The less correlated the Indices, the more likely it is that any one of the Indices will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Indices to perform poorly; the performance of the better performing Index is not relevant to your return on the securities. It is impossible to predict what the relationship among the Indices will be over the term of the securities. To the extent the Indices represent different equity markets, such equity markets may not perform similarly over the term of the securities.

No Periodic Interest Will Be Paid On The Securities.

No periodic interest will be paid on the securities. However, if the securities were classified for U.S. federal income tax purposes as contingent payment debt instruments rather than prepaid cash-settled derivative contracts, you would be required to accrue interest income over the term of your securities. See “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplement.

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.

The Calculation Day will be postponed if the originally scheduled Calculation Day is not a Trading Day or if the calculation agent determines that a Market Disruption Event has occurred or is continuing on that day. If such a postponement occurs, the Stated Maturity Date will be the later of (i) the initial Stated Maturity Date and (ii) three Business Days after the last Calculation Day, as postponed.

Risk Relating To The Credit Risk Of CIBC

The Securities Are Subject To The Credit Risk Of Canadian Imperial Bank of Commerce.

The securities are our obligations exclusively and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue any securities included in any Index for payment. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities. See “Description of Senior Debt Securities—Events of Default” in the prospectus.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

Our Estimated Value Of The Securities Will Be Lower Than The Original Offering Price Of The Securities.

Our estimated value is only an estimate using several factors. The original offering price of the securities will exceed our estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates.

Our estimated value of the securities is determined by reference to our internal pricing models when the terms of the securities are set. This estimated value is based on market conditions and other relevant factors existing at that time and our assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than our estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which Wells Fargo Securities or any other person would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of our estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If we were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

PRS-8

Market Linked Securities— Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Russell 2000® Index due October 5, 2027

The Estimated Value Of The Securities Will Not Be An Indication Of The Price, If Any, At Which Wells Fargo Securities Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which Wells Fargo Securities or any of its affiliates may purchase the securities in the secondary market will be based on Wells Fargo Securities’ proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities will likely be less than the original offering price.

If Wells Fargo Securities or any of its affiliates makes a secondary market in the securities at any time up to the Issue Date or during the three-month period following the Issue Date, the secondary market price offered by Wells Fargo Securities or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by Wells Fargo Securities or any of its affiliates during this period will be higher than it would be if it were based solely on Wells Fargo Securities’ proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this three-month period. If you hold the securities through an account at Wells Fargo Securities or one of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than Wells Fargo Securities or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at Wells Fargo Securities or any of its affiliates.

The Value Of The Securities Prior To Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to maturity will be affected by the then-current level of each Index, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities: performance of the Indices; volatility of the Indices; correlation between the Indices; economic and other conditions generally; interest rates; dividend yields on securities included in an Index; our credit ratings or credit spreads; and time remaining to maturity. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the Stated Maturity Date

You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the level of any or both of the Indices. Because numerous factors are expected to affect the value of the securities, changes in the levels of the Indices may not result in a comparable change in the value of the securities. We anticipate that the value of the securities will always be at a discount to the face amount plus the Contingent Fixed Return.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed on any securities exchange. Although Wells Fargo Securities and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop for the securities. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which Wells Fargo Securities and/or its affiliates are willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to maturity.

Risks Relating To The Indices

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization.

The stocks that constitute the RTY are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the RTY may be

PRS-9

Market Linked Securities— Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Russell 2000® Index due October 5, 2027

more volatile than that of an equity index that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

Risks Relating To Conflicts Of Interest

We Or One Of Our Affiliates Will Be The Calculation Agent And, As A Result, Potential Conflicts Of Interest Could Arise.

We or one of our affiliates will be the calculation agent for purposes of determining, among other things, the Starting Level and the Ending Level of each Index, calculating the Maturity Payment Amount, determining whether adjustments should be made to the Ending Level of an Index, determining whether a Market Disruption Event has occurred on the scheduled Calculation Day with respect to an Index, which may result in postponement of the Calculation Day; determining the Closing Level of an Index if the Calculation Day is postponed to the last day to which it may be postponed and a Market Disruption Event occurs with respect to that Index on that day; if publication of an Index is discontinued, selecting a successor or, if no successor is available, determining the Closing Level of such Index on the Calculation Day; and determining whether to adjust the Closing Level of an Index on the Calculation Day in the event of certain changes in or modifications to that Index. Although the calculation agent will exercise its judgment in good faith when performing its functions, potential conflicts of interest may exist between the calculation agent and you.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Of Securities Will Potentially Be Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” will potentially be adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the level of an Index.
•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in an Index may adversely affect the level of such Index.
•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of an Index.
•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of an Index.
•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or any fee, creating a further incentive for the participating dealer to sell the securities to you.

Risks Relating To Tax

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the U.S. Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid cash-settled derivative contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. As described under “Material U.S. Federal Income Tax Consequences” in the underlying supplement, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

PRS-10

Market Linked Securities— Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Russell 2000® Index due October 5, 2027

Both U.S. and non-U.S. persons considering an investment in the securities should review carefully “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplement and consult their tax advisors regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

There Can Be No Assurance That The Canadian Federal Income Tax Consequences Of An Investment In The Securities Will Not Change In The Future.

There can be no assurance that Canadian federal income tax laws, the judicial interpretation thereof, or the administrative policies and assessing practices of the Canada Revenue Agency will not be changed in a manner that adversely affects investors. For a discussion of the Canadian federal income tax consequences of investing in the securities, please read the section entitled “Certain Canadian Federal Income Tax Considerations” in this pricing supplement as well as the section entitled “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus. You should consult your tax advisor with respect to your own particular situation.

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Market Linked Securities— Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Russell 2000® Index due October 5, 2027

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the Maturity Payment Amount for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual Starting Level or Threshold Level of any Index. The hypothetical Starting Level of 100.00 has been chosen for illustrative purposes only and does not represent the actual Starting Level of any Index. The actual Starting Level and Threshold Level of each Index will be determined on the Pricing Date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Levels of the Indices, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual Maturity Payment Amount and resulting pre-tax total rate of return will depend on the actual terms of the securities.

Hypothetical Contingent Fixed Return:	23.50% of the face amount or $235.00 per security (the lowest possible Contingent Fixed Return that may be determined on the Pricing Date)
Hypothetical Starting Level of each Index:	100.00
Hypothetical Threshold Level of each Index:	90.00 (90% of the hypothetical Starting Level)
Buffer Amount:	10.00%

Hypothetical Payout Profile

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Market Linked Securities— Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Russell 2000® Index due October 5, 2027

Hypothetical Returns

Hypothetical Ending Level of the Lowest Performing Index	Hypothetical Index Return of the Lowest Performing Index	Hypothetical Maturity Payment Amount Per Security	Hypothetical Pre-Tax Total Rate of Return(1)
200.00	100.00%	$1,235.00	23.50%
150.00	50.00%	$1,235.00	23.50%
125.00	25.00%	$1,235.00	23.50%
123.50	23.50%	$1,235.00	23.50%
120.00	20.00%	$1,235.00	23.50%
110.00	10.00%	$1,235.00	23.50%
105.00	5.00%	$1,235.00	23.50%
100.00	0.00%	$1,235.00	23.50%
95.00	-5.00%	$1,235.00	23.50%
90.00	-10.00%	$1,235.00	23.50%
80.00	-20.00%	$900.00	-10.00%
75.00	-25.00%	$850.00	-15.00%
50.00	-50.00%	$600.00	-40.00%
25.00	-75.00%	$350.00	-65.00%
0.00	-100.00%	$100.00	-90.00%

(1)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the Maturity Payment Amount per security to the face amount of $1,000.

PRS-13

Market Linked Securities— Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Russell 2000® Index due October 5, 2027

Hypothetical Examples

Example 1. The Maturity Payment Amount is greater than the face amount and reflects a return equal to the Contingent Fixed Return, which is less than the percentage increase in the Closing Level of the Lowest Performing Index from its hypothetical Starting Level to its hypothetical Ending Level:

	S&P 500® Index	Russell 2000® Index
Hypothetical Starting Level:	100.00	100.00
Hypothetical Ending Level:	150.00	180.00
Hypothetical Threshold Level:	90.00	90.00
Hypothetical Index Return (Ending Level – Starting Level)/Starting Level:	50.00%	80.00%

Step 1: Determine which Index is the Lowest Performing Index.

In this example, the SPX has the lowest Index Return and is, therefore, the Lowest Performing Index.

Step 2: Determine the Maturity Payment Amount based on the Ending Level of the Lowest Performing Index.

Because the hypothetical Ending Level of the Lowest Performing Index is greater than its hypothetical Threshold Level, the Maturity Payment Amount per security would be equal to the face amount of $1,000 plus the Contingent Fixed Return:

$1,000 + $235.00 =$1,235.00

On the Stated Maturity Date, you would receive $1,235.00 per security. Even though the Lowest Performing Index increased by 50% from its Starting Level to its Ending Level in this example, your return is limited to the Contingent Fixed Return of 23.50%.

Example 2. The Maturity Payment Amount is greater than the face amount and reflects a return equal to the Contingent Fixed Return, which is greater than the percentage increase in the Closing Level of the Lowest Performing Index from its hypothetical Starting Level to its hypothetical Ending Level:

	S&P 500® Index	Russell 2000® Index
Hypothetical Starting Level:	100.00	100.00
Hypothetical Ending Level:	110.00	130.00
Hypothetical Threshold Level:	90.00	90.00
Hypothetical Index Return (Ending Level – Starting Level)/Starting Level:	10.00%	30.00%

Step 1: Determine which Index is the Lowest Performing Index.

In this example, the SPX has the lowest Index Return and is, therefore, the Lowest Performing Index.

Step 2: Determine the Maturity Payment Amount based on the Ending Level of the Lowest Performing Index.

Because the hypothetical Ending Level of the Lowest Performing Index is greater than its hypothetical Threshold Level, the Maturity Payment Amount per security would be equal to the face amount of $1,000 plus the Contingent Fixed Return:

$1,000 + $235.00 =$1,235.00

On the Stated Maturity Date, you would receive $1,235.00 per security.

Example 3. The Maturity Payment Amount is greater than the face amount and reflects a return equal to the Contingent Fixed Return, although the Closing Level of the Lowest Performing Index decreased moderately from its hypothetical Starting Level to its hypothetical Ending Level:

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Market Linked Securities— Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Russell 2000® Index due October 5, 2027

	S&P 500® Index	Russell 2000® Index
Hypothetical Starting Level:	100.00	100.00
Hypothetical Ending Level:	95.00	97.00
Hypothetical Threshold Level:	90.00	90.00
Hypothetical Index Return (Ending Level – Starting Level)/Starting Level:	-5.00%	-3.00%

Step 1: Determine which Index is the Lowest Performing Index.

In this example, the SPX has the lowest Index Return and is, therefore, the Lowest Performing Index.

Step 2: Determine the Maturity Payment Amount based on the Ending Level of the Lowest Performing Index.

Because the hypothetical Ending Level of the Lowest Performing Index is greater than its hypothetical Threshold Level, the Maturity Payment Amount per security would be equal to the face amount of $1,000 plus the Contingent Fixed Return:

$1,000 + $235.00 =$1,235.00

On the Stated Maturity Date, you would receive $1,235.00 per security, although the Lowest Performing Index decreased moderately from its Starting Level to its Ending Level.

Example 4. The Maturity Payment Amount is less than the face amount:

	S&P 500® Index	Russell 2000® Index
Hypothetical Starting Level:	100.00	100.00
Hypothetical Ending Level:	50.00	170.00
Hypothetical Threshold Level:	90.00	90.00
Hypothetical Index Return (Ending Level – Starting Level)/Starting Level:	-50.00%	70.00%

Step 1: Determine which Index is the Lowest Performing Index.

In this example, the SPX has the lowest Index Return and is, therefore, the Lowest Performing Index.

Step 2: Determine the Maturity Payment Amount based on the Ending Level of the Lowest Performing Index.

Because the hypothetical Ending Level of the Lowest Performing Index is less than its hypothetical Starting Level by more than the Buffer Amount, you would lose a portion of the face amount of your securities and receive the Maturity Payment Amount equal to:

$1,000 + [$1,000 × (Index Return of the Lowest Performing Index + Buffer Amount)]

$1,000 + [ $1,000 × (-50.00% + 10%)]

= $600.00

On the Stated Maturity Date, you would receive $600.00 per security. As this example illustrates, if the Lowest Performing Index depreciates below its Threshold Level on the Calculation Day, you will incur a loss on the securities at maturity, even if the other Index has appreciated or has not declined below its Threshold Level.

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Market Linked Securities— Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Russell 2000® Index due October 5, 2027

The Indices

The S&P 500® Index

The S&P 500® Index (Bloomberg ticker: “SPX <Index>”) is calculated, maintained and published by S&P Dow Jones Indices LLC. The SPX consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. See “Index Descriptions—The S&P U.S. Indices” beginning on page S-43 of the accompanying underlying supplement for additional information about the SPX.

Historical Data

We obtained the Closing Levels of the SPX in the graph below from Bloomberg Finance L.P. (“Bloomberg”) without independent verification. The historical performance of the SPX should not be taken as an indication of future performance, and no assurances can be given as to the Closing Level of the SPX on the Calculation Day. We cannot give you assurance that the performance of the SPX will result in the return of any of your investment.

The following graph sets forth daily Closing Levels of the SPX for the period from January 1, 2020 to February 25, 2025. The Closing Level of the SPX on February 25, 2025 was 5,955.25

Historical Performance of the S&P 500® Index

Source: Bloomberg

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Market Linked Securities— Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Russell 2000® Index due October 5, 2027

The Russell 2000® Index

The Russell 2000® Index (Bloomberg ticker: “RTY <Index>”) is calculated, maintained and published by FTSE Russell. The RTY measures the performance of the small-cap segment of the U.S. equity universe. The RTY is a subset of the Russell 3000® Index, representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. See “Index Descriptions—The Russell Indices” beginning on page S-31 of the accompanying underlying supplement for additional information about the RTY.

Historical Data

We obtained the Closing Levels of the RTY in the graph below from Bloomberg without independent verification. The historical performance of the RTY should not be taken as an indication of future performance, and no assurances can be given as to the Closing Level of the RTY on the Calculation Day. We cannot give you assurance that the performance of the RTY will result in the return of any of your investment.

The following graph sets forth daily Closing Levels of the RTY for the period from January 1, 2020 to February 25, 2025. The Closing Level of the RTY on February 25, 2025 was 2,170.081.

Historical Performance of the Russell 2000® Index

Source: Bloomberg

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Market Linked Securities— Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Russell 2000® Index due October 5, 2027

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value does not represent a minimum price at which Wells Fargo Securities or any other person would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Risk Factors—Our Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank’s or a third party hedge provider’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank’s estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors—Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates” in this pricing supplement.

The Bank’s estimated value of the securities will be lower than the original offering price of the securities because costs associated with selling, structuring and hedging the securities are included in the original offering price of the securities. These costs include the selling commissions paid to affiliated or unaffiliated dealers, the projected profits that our hedge counterparties, which may include our affiliates, expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors—Our Estimated Value of the Securities Will Be Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

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Market Linked Securities— Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Russell 2000® Index due October 5, 2027

Summary of U.S. Federal Income Tax Consequences

The following discussion is a brief summary of the material U.S. federal income tax considerations relating to an investment in the securities. The following summary is not complete and is both qualified and supplemented by, or in some cases supplements, the discussion entitled “Material U.S. Federal Income Tax Consequences” in the underlying supplement, which you should carefully review prior to investing in the securities.

The U.S. federal income tax consequences of your investment in the securities are uncertain. No statutory, judicial or administrative authority directly discusses how the securities should be treated for U.S. federal income tax purposes. In the opinion of our tax counsel, Mayer Brown LLP, it would generally be reasonable to treat the securities as prepaid cash-settled derivative contracts. By purchasing the securities, you agree to treat the securities in this manner for all U.S. federal income tax purposes. If this treatment is respected, you should generally recognize capital gain or loss upon the sale, exchange, redemption or payment on maturity in an amount equal to the difference between the amount you receive at such time and the amount that you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year. Non-U.S. Holders should consult the section entitled “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” in the underlying supplement.

The expected characterization of the securities is not binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above or in the accompanying underlying supplement. Such alternate treatments could include a requirement that a holder accrue ordinary income over the life of the securities or treat all gain or loss at maturity as ordinary gain or loss. For a more detailed discussion of certain alternative characterizations with respect to your securities and certain other considerations with respect to your investment in the securities, you should consider the discussion set forth in “Material U.S. Federal Income Tax Consequences” of the underlying supplement. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

With respect to the discussion in the underlying supplement regarding “dividend equivalent” payments, the IRS has issued a notice that provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Based on our determination that the securities are not “delta-one” instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. For a more detailed discussion of withholding responsibilities on dividend equivalent payments, Non-U.S. Holders should consult the section entitled “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” in the underlying supplement and consult with their own tax advisors.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of the securities for U.S. federal income tax purposes. You should also consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

PRS-19

Market Linked Securities— Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Russell 2000® Index due October 5, 2027

Certain Canadian Federal Income Tax Considerations

In the opinion of Blake, Cassels & Graydon LLP, our Canadian tax counsel, the following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereto (the “Canadian Tax Act”) generally applicable at the date hereof to a purchaser who acquires beneficial ownership of a security pursuant to this pricing supplement and who for the purposes of the Canadian Tax Act and at all relevant times: (a) is neither resident nor deemed to be resident in Canada; (b) deals at arm’s length with CIBC and any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of the security; (c) does not use or hold and is not deemed to use or hold the security in, or in the course of, carrying on a business in Canada; (d) is entitled to receive all payments (including any interest and principal) made on the security; (e) is not a, and deals at arm’s length with any, “specified shareholder” of CIBC for purposes of the thin capitalization rules in the Canadian Tax Act; and (f) is not an entity in respect of which CIBC or any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of, loans or otherwise transfers the security is a “specified entity”, and is not a “specified entity” in respect of such a transferee, in each case, for purposes of the Hybrid Mismatch Rules, as defined below (a “Non-Resident Holder”). Special rules which apply to non-resident insurers carrying on business in Canada and elsewhere are not discussed in this summary.

This summary assumes that no amount paid or payable to a holder described herein will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of the rules in the Canadian Tax Act with respect to “hybrid mismatch arrangements” (the “Hybrid Mismatch Rules”). Investors should note that the Hybrid Mismatch Rules are highly complex and there remains significant uncertainty as to their interpretation and application.

This summary is supplemental to and should be read together with the description of material Canadian federal income tax considerations relevant to a Non-Resident Holder owning securities under “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus and a Non-Resident Holder should carefully read that description as well.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Resident Holder. Non-Resident Holders are advised to consult with their own tax advisors with respect to their particular circumstances.

Based on Canadian tax counsel’s understanding of the Canada Revenue Agency’s administrative policies, and having regard to the terms of the securities, interest payable on the securities should not be considered to be “participating debt interest” as defined in the Canadian Tax Act and accordingly, a Non-Resident Holder should not be subject to Canadian non-resident withholding tax in respect of amounts paid or credited or deemed to have been paid or credited by CIBC on a security as, on account of or in lieu of payment of, or in satisfaction of, interest.

Non-Resident Holders should consult their own advisors regarding the consequences to them of a disposition of securities to a person with whom they are not dealing at arm’s length for purposes of the Canadian Tax Act.

PRS-20